As filed with the Securities and Exchange Commission on January 11, 1999 Registration No. 333-_____
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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            --------------------

                                  FORM S-8
                      REGISTRATION STATEMENT UNDER THE
                           SECURITIES ACT OF 1933

                            --------------------

                            USA TALKS.COM, INC.

                            --------------------

             (Exact Name of Registrant as Specified in Charter)

              NEVADA                                   93-0915593
 (Jurisdiction of Incorporation                     (I.R.S. Employer
         or Organization)                         Identification Number)

                         4350 EXECUTIVE DRIVE SUITE 220
                          SAN DIEGO, CALIFORNIA 92121
                    (Address of Principal Executive Offices)

                      CONSULTING SERVICES & FEE AGREEMENT
                            (Full title of the Plan)

                               ALLEN J. PORTNOY
                        4350 EXECUTIVE DRIVE SUITE 220
                         SAN DIEGO, CALIFORNIA 92121
                                 619-546-0550
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                           Copies of communications to:

                               Alan L. Pepper, Esq.
                         Mitchell, Silberberg & Knupp LLP
                           11377 West Olympic Boulevard
                        Los Angeles, California 90064-1683
                                  (310) 312-3155

                          CALCULATION OF REGISTRATION FEE

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                                     Proposed       Proposed
     Title of                         Maximum        Maximum
    Securities         Amount        Offering       Aggregate       Amount of
       to be            to be          Price        Offering       Registration
    Registered       Registered      Per Share        Price            Fee
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
Common Stock,         750,000         $0.06(1)     $45,000(1)       $12.51(1)
par value  $.001
per share
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
(1) This registration statement is being filed to register 750,000 shares of Common Stock issuable by the Registrant upon the exercise of a warrant issued to a consultant at an exercise price of $0.06 per share. The registration fee is computed pursuant to Rule 457(h)(1) based on the warrant exercise price. Pursuant to Rule 416, this registration statement also registers such number of additional shares of Common Stock that may be offered or issued pursuant to the warrant to prevent dilution resulting from stock splits, stock dividends or similar transactions.

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

         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     This Registration Statement on Form S-8 is filed pursuant to General Instruction E for the purpose of registering shares of Common Stock of USA Talks.com, Inc. (the "Registrant") issuable under a Consulting Services & Fee Agreement. The information set forth below is incorporated by reference in this Registration Statement as provided by General Instruction E and as otherwise provided by the General Instructions to Form S-8. The Registrant hereby incorporates by reference in this Registration Statement the following documents filed with the Commission by the Registrant pursuant to the Exchange Act of 1934, as amended:

     1. The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997;

     2. The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

     3. The Registrant's Current Reports on Form 8-K filed on August 3, 1998 and November 23, 1998;

     3. All other reports filed by the Registrant or the Plan pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in paragraph 1, above.

     All documents and other reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                       DESCRIPTION OF SECURITIES

     The Registrant's authorized capital stock consists of (i) 50,000,000 shares of Common Stock, par value $.001 per share, of which 13,118,420 shares were outstanding as of the date of this Registration Statement, (ii) 1,000 shares of Class A Preferred Stock, par value $.001 per share, with other terms or preferences to be set by the Registrant's board of directors, none of which are outstanding as of the date of this Registration Statement, (iii) 1,000 shares of Class B Preferred Stock, par value $.001 per share, with other terms or preferences to be set by the Registrant's board of directors, none of which are outstanding as of the date of this Registration Statement and (iv) 1,000 shares of Class C Preferred Stock, par value $.001 per share, with other terms or preferences to be set by the Registrant's board of directors, none of which are outstanding as of the date of this Registration Statement. Each share of Common Stock has equal rights as to voting and in the event of dissolution and liquidation. There is no cumulative voting by shareholders. Shareholders have no preemptive rights to acquire any shares of Registrant.

ITEM 5.                 INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.               INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Subsection 1 of Section 78.7502 of Chapter 78 of the Nevada General Corporation Law ("NGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe his action was unlawful.

          Subsection 2 of Section 78.7502 of the NGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification Section 78.751 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) and (2), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

          Finally, Section 78.752 of the NGCL empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

          The Registrant's articles of incorporation provide that, as the board of directors of the Registrant may provide from time to time in the bylaws or by resolution, the Registrant may indemnify its officers, directors, agents and other persons to the full extent permitted by the laws of the State of Nevada. The Registrant's bylaws provide for indemnification of officer, directors and others and purchase of insurance pursuant to provisions based on the foregoing provisions of the NGCL.

ITEM 7.                  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8.                                EXHIBITS

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


ITEM 9.                             UNDERTAKINGS

     The Registrant hereby undertakes:

     (a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment is incorporated by reference from periodic reports filed by the registrant under the Securities Exchange Act of 1934.

     (2) To, for the purpose of determining liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering.

     (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on January 7, 1999.

                            USA TALKS.COM, INC.

                            By: /s/ Allen J. Portnoy
                               -----------------------------------
                               Allen J. Portnoy
                               Chairman of the Board and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.


         Signatures                       Title                     Date
         ----------                       -----                     ----

 /s/ Allen J. Portnoy          Chief Executive Officer,         January 7, 1999
--------------------------     Secretary and Director
     Allen J. Portnoy

/s/ William H. Ervine, Jr.     President and Director           January 7, 1999
--------------------------
    William H. Ervine, Jr.

 /s/ Jack C. Alexander         Chief Financial Officer          January 7, 1999
--------------------------
     Jack C. Alexander

 /s/ Stephen A. Storey         Director                         January 7, 1999
--------------------------
     Stephen A. Storey

   /s/ Max S. Kissell          Director                         January 7, 1999
--------------------------
       Max S. Kissell

                                INDEX TO EXHIBITS

Exhibit
  No.       Exhibit
-------     -------
 4.1        Consulting Services & Fee Agreement

 4.2        Form of Warrant

 4.3        Articles of Incorporation, as amended*

 4.4        Bylaws**

 5          Opinion of Mitchell, Silberberg & Knupp LLP re: legality

 23.1       Consent of Mitchell, Silberberg & Knupp LLP
            (included in its opinion contained in Exhibit 5)

 23.2       Consent of Crouch Bierwolf & Company, CPA

* Incorporated by reference from Exhibit 4.2 to Registration Statement on Form S-8 filed on August 3, 1998 (Registration Number 333-60453)

** Incorporated by reference from Exhibit 4.3 to Registration Statement on Form S-8 filed on August 3, 1998 (Registration Number 333-60453)